UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 26, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2009, Internap Network Services Corporation (the “Company”) announced the elimination of the Chief Technology Officer position. As a result, Timothy P. Sullivan’s employment terminated effective July 31, 2009 (the “Separation Date”).

Pursuant to the terms of a General Release, Separation and Settlement Agreement between the Company and Mr. Sullivan effective as of August 26, 2009 (the “Separation Agreement”), Mr. Sullivan will receive (1) a cash payment of $275,000 to be made in 12 equal monthly installments and (2) if he so elects, continued health, dental and vision insurance coverage under the Company’s group health plan for 18 months from the Separation Date at his cost. This separation pay is consistent with the terms of the Employment Security Plan which the Company has previously disclosed and filed with the Securities and Exchange Commission.

All unvested equity grants previously made to Mr. Sullivan expired on his Separation Date. The Separation Agreement also provides, among other things, that Mr. Sullivan will have certain non-disclosure and non-solicitation obligations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	General Release, Separation and Settlement Agreement between the Company and Tim Sullivan, effective August 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: August 27, 2009	By:	/s/ Richard P. Dobb
Richard P. Dobb
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	General Release, Separation and Settlement Agreement between the Company and Tim Sullivan, effective August 26, 2009.